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              Amendment Number 1 to Change in Control Severance Agreement
                               Dated April 13, 2000

      This Amendment No. 1 to the Change in Control Severance Agreement by and between Printware, Inc., a Minnesota corporation with its principal offices at St. Paul, Minnesota ("Printware") and Daniel A. Baker, Ph.D., residing at 12900 St. David's Road, Minnetonka, Minnesota 55305 (the "Executive"), dated as of April 25, 1996 (the "Agreement") is dated as of April 13, 2000.

      The parties hereto agree as follows:

      1. All capitalized terms shall have the meaning ascribed to them in the Agreement.

      2.  Paragraph 3 of the Agreement is amended to read as follows:

      3. Termination Following Change in Control. If a Change in Control occurs during the term of this Agreement, and if Executive's employment is terminated during the 12 month period following the date of the Change in Control (i) by Printware other than for Cause, Retirement, or Disability or
(ii) by Executive for Good Reason or (iii) by Executive for voluntary resignation, then Executive shall be entitled to the benefits provided below:

      (a) Printware shall pay Executive, through the Date of Termination, the Executive's base salary as in effect at the time the Notice of Termination is given and any other form or type of compensation and benefit otherwise payable for such period;

      (b) Printware shall pay Executive a severance payment (the "Severance Payment") equal to 24 months of 125% the Executive's monthly base salary of of the Date of Termination (base salary shall include any amounts contributed by the Executive to any cash or deferred arrangement that qualifies under
Section 401(k) of the Code or any cafeteria plan under Section 125 of the Code sponsored by Printware).

      The Severance Payment shall be made in a single lump sum within 60 days after the Date of Termination. The Severance Payment herein shall be in lieu of any other cash severance benefits payable under any other policy, plan or program of Printware.

      (c) All nonvested options to purchase the capital stock of Printware held by Executive on the Date of Termination shall immediately vest in full and all restrictions on any restricted stock held by Executive shall immediately lapse and Executive shall be entitled to exercise all rights and to receive all benefits accruing to Executive under any and all Printware stock purchase and stock option plans or programs, or any successor to any such plans or programs, for a period of 90 days following the Date of Termination, which shall be in addition to, and not reduced by, any other amounts payable to Executive under this Section 3.

      (d) Executive shall be entitled to receive all benefits payable to the Executive under any of Printware's pension, life insurance, medical, health and accident, disability, deferred compensation, or savings plans in which Executive was participating immediately prior to the Change in Control, which shall be in addition to, and not reduced by, any other amounts payable to Executive under this Section 3.

      (e) Executive shall not be required to mitigate the amount of any payment provided for in this Section 3 by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Section 3 be reduced by any compensation earned by Executive as the result of employment by another employer or by any other amounts of compensation or benefits payable by Printware after the Date of Termination, or otherwise.

       3. All other provisions of the Agreement remain in full force and effect in accordance with the terms of the Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment No. 1 to the Agreement, all as of the day and year first above written.


                                          PRINTWARE CORPORATION
                                          /s/Brian D. Shiffman
                                          Name: Brian D. Shiffman
                                          Title: Secretary

                                          DANIEL A. BAKER, Ph.D.
                                          /s/Daniel A. Baker
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